Exhibit 10.2

ALLONGE No. 3

(to Third Amended and Restated Revolving Line of Credit Note)

This ALLONGE No. 3 (to Third Amended and Restated Revolving Line of Credit Note) (“Allonge”) is made and entered into as of June 30, 2011, by and between HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (the “Borrower”) and AGSTAR FINANCIAL SERVICES, PCA, (the “Lender”).

RECITALS

A.            The Borrower previously executed and delivered to the Lender the Third Amended and Restated Revolving Line of Credit Note in the original principal amount of $6,750,000.00, dated December 30, 2010, which was amended by that certain Allonge dated March 1, 2011, and further amended by that certain Allonge No. 2 dated April 27, 2011 (collectively, as amended, the “Note”).

B.            The Borrower has requested that Lender extend the maturity date of the Note.

C.            The Lender is willing to make such modification in accordance with the terms and conditions of this Allonge.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Allonge and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower and the Lender, the parties agree as follows:

1.             Modification of Note.  Notwithstanding any of the provisions of that certain Fourth Amended and Restated Master Loan Agreement dated as of October 1, 2007 (as the same may be amended, supplemented, modified, extended or restated from time to time, the “MLA”) or that certain Amended and Restated Fifth Supplement to the Master Loan Agreement dated December 30, 2010, as the same has been amended from time to time (the “Fifth Supplement”), the Note is amended as follows:

a.             Paragraph #6 of the Note is hereby amended to read as follows:

“The outstanding principal balance hereof, together with all accrued interest, if not paid sooner, shall be due and payable in full on the earlier of (i) August 1, 2011, and (ii) the date of any Event of Default under that certain Forbearance Agreement between Lender and Borrower dated July 2, 2010, as the same has been amended from time to time (the “Maturity Date”).”

2.             Remaining Terms.  It is further understood and agreed by and between the Borrower and the Lender that all other terms and provisions of the Note shall remain in full force and effect, enforceable by the Lender against the Borrower as fully as though no amendments had been made hereby, and this Allonge shall not be deemed to hinder, compromise or lessen the enforceability of the Note, or any mortgage, security interest, or guaranty securing repayment of the Note, in any way.

SIGNATURE PAGE TO

ALLONGE NO. 3

(TO THIRD AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE)

BY AND BETWEEN

HERON LAKE BIOENERGY, LLC

AND

AGSTAR FINANCIAL SERVICES, PCA

DATED:  June 30, 2011

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be duly executed and delivered as of the date and year first above written.

BORROWER:

HERON LAKE BIOENERGY, LLC, a
Minnesota limited liability company

/s/ Robert J. Ferguson
By: Robert J. Ferguson
Its: President

LENDER:

AGSTAR FINANCIAL SERVICES, PCA, a
United States instrumentality

/s/ Mark Schmidt
By: Mark Schmidt
Its: Vice President